Exhibit 6.6

LOAN AND SECURITY MODIFICATION AGREEMENT

(Amendment)

This Loan and Security Modification Agreement (1his "Modification Agreement") is entered into as of March 24, 2020, by and among WINC, INC. (f/k/a Club W, Inc.), a Delaware corporation ("Wine"), BWSC, LLC, a California limited liability company (''BWSC", and together with Wine, individually and collectively, jointly and severally, "Borrower''), and Western Alliance Bank, an Arizona corporation (''Bank'').

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about October 5, 2015, by and between Borrower and Bank, as may be amended from time to time (the "Loan and Security Agreement''). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

2. MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A The following defined term and its definition set forth in Section 1.1 (Definitions) of the Loan and Security Agreement are hereby amended and restated in their entirety as follows:

''Revolving Line" means Seven Million Five Hundred Thousand Dollars ($7,500,000).

B. Section 6.10 of the Loan and Security Agreement is amended and restated in its entirety as follows:

6.10 Remaining Months Liquidity. Borrowers shall maintain at all times, and tested monthly as of the last day of each month, unrestricted cash at Bank (which shall be at least $1,000,000 at all times) plus undrawn availability on the Revolving Line in an amount equal to six (6) times the amount of Borrowers' Operating Burn, if any.

C. Exhibit C (Part 2) to the Loan and Security Agreement is hereby replaced with Exhibit C (Part 2) hereto.

D. Exhibit D to the Loan and Security Agreement is hereby replaced with Exhibit D hereto.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket fees and expenses incurred in connection with the amendment and modification of the Loan and Security Agreement, including attorneys' legal fees and (the "Documentation Expenses'').

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a ''Releasing Party'') acknowledges that Bank would not enter into this Modification Agreement without Releasing Party's assurance that it has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification Agreement, each Releasing Party releases Bank, and each of Bank's officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they bad known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

1

A GENERAL RELEASE DOES NOT EXIEND TO CLAIMS WHICH TIIE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT TIIE TIME OF EXECUTING TI.IE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WI1H THE DEBTOR

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification Agreement and the Agreement, and/or Bank's actions to exercise any remedy available under the Agreement or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification Agreement. The terms of this paragraph apply not only to this Modification Agreement, but also to any subsequent modification to the Loan and Security Agreement.

7. CONDITIONS. The effectiveness of this Modification Agreement is conditioned upon payment of the Documentation Expenses.

8. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS TIIE FINAL AGREEMENT BETWEEN THE PARTIES, (B) TIIERE ARE NO UNWRl1TEN ORAL AGREEMENTS BETWEEN THE PARTIES,AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9. COUNTERSIGNATURE. This Modification Agreement shall become effective only when executed by Bank and Borrower.

[signature page follows]

2

IN WITNESS WHEREOF, Borrower and Bank have executed this Modification Agreement on the day and year above written.

BORROWER:	BANK:

WINC, INC.	WESTERN ALLIANCE BANK

By: /s/ Geoffrey McFarlane	By: /s/ Riesa L. Nunes

Name: Geoffrey McFarlane	Name: Riesa L. Nunes

Title: CEO	Title: SVP, Loan Production Manager

BWSC, LLC

By: /s/ Geoffrey McFarlane

Name: Geoffrey McFarlane

Title: CEO

EXHIBIT

C

(PART2)

A/R BORROWING BASE

CERTIFICATE WESTERN

ALLIANCE BANK

55 Almaden Boulevard, San Jose, CA

95113 Borrowers: WINC, INC. AND BWSC, LLC ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				As of Date:

1.	Add: Accounts Receivable Aged Current to 30 Days	0		$0
2.	Add: Accounts Receivable Aged 31 to 60 Days			$0
3.	Add: Accounts Receivable Aged 61 to 90 Days			$0
4.	Add: Accounts Receivable Aged 91 Days and Over			$0
5.	GROSS ACCOUNTS RECEIVABLE				$0

6.	Less: Accounts Receivable Aged over	90	days	$0
7.	Less: U.S. Government Receivables (Net of> 90s)			$0
8.	Less: Foreign Receivables (Net of> 90s)			$0
9.	Less: Affiliate or Related Accounts Receivables (Net of> 90s)			$0
10.	Less: Account concentration in excess of	30%		$0
11.	Less: Cross Aging	35%		$0
12.	Less: Contra Accounts			$0
13.	Less: 90-day A/R credits			$0
14.	Less: prebillings, progress billings, prepaid deposits			$0
15.	Less: Other ineligible accounts			$0
16.	Add: Lines 6 through 15 - Total Ineligible Accounts			$0

17.	NET ELIGIBLE ACCOUNTS RECEIVABLE				$0
18.	Account Receivable Advance Rate				80%
19.	A/R BORROWING BASE (#17 multiplied by #18)				$0
20.	MRR BORROWING BASE line #8 from Part 1 above)
21.	TOTAL BORROWING BASE (#19 + #20)

22	MAXIMUM AVAILABLE LINE OF CREDIT	$7,500,000
23.	Less: Outstanding Advances under Revolving Facility				$0
24.	Less: Cash Management Services				$0
25.	Less: International Sublimit				$0

26.	AVAILABLE FOR DRAW/NEED TO PAY				$0

If line #26 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize the bank to deduct any advance amounts directly from Borrower's account(s) at Western Alliance Bank in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Western Alliance Bank.

Date:
Prepared By:

Date:
Bank Reviewed:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM:	WINC, INC. and BWSC, LLC

The undersigned authorized officer of WINC, INC. and/or BWSC, LLC hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred Revenue Report	Monthly within 30 days	Yes	No
Borrowing Base Certificate (part 1 and part 2)	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	Annually within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days following the beginning of each fiscal year	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank $ __________
Deposit balance outside Bank $ __________

Financial Covenants – measured monthly	Required	Actual		Complies
Remaining Months Liquidity (unrestricted cash at Bank (which shall be at least $1,000,000 at all times) plus undrawn availability on the Revolving Line), at all times and measured monthly	6x Operating Burn	$		Yes	No

Minimum Trailing 3 months revenue	≥90% of Financial Projections	$	;	Yes	No

Comments Regarding Exceptions: See Attached. Sincerely,

WINC, INC., on behalf of all Borrowers

SIGNATURE

TITLE

DATE

LOAN AND SECURITY MODIFICATION AGREEMENT

(Amendment)

This Loan and Security Modification Agreement (this "Modification Agreement'') is entered into as of April 13, 2020, by and among WINC, INC. (f/k/a Club W, Inc.), a Delaware corporation ('Wine''), BWSC, LLC, a California limited liability company ("BWSC", and together with Wine, individually and collectively, jointly and severally, "Borrower''), and Western Alliance Bank, an Arizona corporation (''Bank'').

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about October 5, 2015, by and between Borrower and Bank, as may be amended from time to lime (the "Loan and Security Agreement''). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

2. MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A. The following defined terms and their respective definitions set forth in Section 1.1 (Definitions) of the Loan and Security Agreement are hereby amended and restated in their entirety as follows:

''Revolving Line" means Seven Million Dollars ($7,000,000).

''Revolving Maturity Date" means May 31, 2020.

B. Exhibit C (Part 2) to the Loan and Security Agreement is hereby replaced with Exhibit C (Part 2) hereto.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Bank (i) all of Bank's out-of-pocket fees and expenses incurred in connection with the amendment and modification of the Loan and Security Agreement, including attorneys' legal fees and expenses and (ii) a fully-earned, non-refundable pro rata facility fee in the amount of $1,458.33 (collectively, the ''Documentation Expenses'').

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a ''Releasing Party'') acknowledges that Bank would not enter into this Modification Agreement without Releasing Party's assurance that it has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification Agreement, each Releasing Party releases Bank, and each of Bank's officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

1

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification Agreement and the Agreement, and/or Bank's actions to exercise any remedy available under the Agreement or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification Agreement. The terms of this paragraph apply not only to this Modification Agreement, but also to any subsequent modification to the Loan and Security Agreement.

7. CONDITIONS. The effectiveness of this Modification Agreement is conditioned upon payment of the Documentation Expenses.

8. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9. COUNTERSIGNATURE. This Modification Agreement shall become effective only when executed by Bank and Borrower.

[signature page follows]

2

IN WITNESS WHEREOF, Borrower and Bank have executed this Modification Agreement on the day and year above written.

BORROWER:	BANK:

WINC, INC.	WESTERN ALLIANCE BANK

By: /s/ Geoffrey McFarlane	By:

Name: Geoffrey McFarlane	Name:

Title: CEO	Title:

BWSC, LLC

By: /s/ Geoffrey McFarlane

Name: Geoffrey McFarlane
Title: CEO

EXHIBIT

C

(PART2}

A/R BORROWING BASE

CERTIFICATE WESTERN

ALLIANCE BANK

55 Almaden Boulevard, San Jose, CA

95113 Borrowers: WINC, INC. AND BWSC, LLC

ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				As of Date:

1	Add: Accounts Receivable Aged Current to 30 Days			$0
2	Add: Accounts Receivable Aged 31 to 60 Days			$0
3	Add: Accounts Receivable Aged 61 to 90 Days			$0
4	Add: Accounts Receivable Aged 91 Days and Over			$0
5	GROSS ACCOUNTS RECEIVABLE				$0

6	Less: Accounts Receivable Aged over	90	days	$0
7	Less: U.S. Government Receivables (Net of> 90s)			$0
8	Less: Foreign Receivables (Net of> 90s)			$0
9	Less: Affiliate or Related Accounts Receivables (Net of> 90s)			$0
10.	Less: Account concentration in excess of	30%		$0
11	Less: Cross Aging	35%		$0
12	Less: Contra Accounts			$0
13	Less: Over 90-day A/R credits			$0
14	Less: prebillings, progress billings, prepaid deposits			$0
15	Less: Other ineligible accounts			$0
16	Add: Lines 6 through 15 - Total Ineligible Accounts			$0

17	NET ELIGIBLE ACCOUNTS RECEIVABLE				$0
18	Account Receivable Advance Rate				80%
19	A/R BORROWING BASE (#17 multiplied by #18)				$0
20	MRR BORROWING BASE (line #8 from Part I above)
21	TOTAL BORROWING BASE (#19 +#20)

22	MAXIMUM AVAILABLE LINE OF CREDIT	$7,000,000
23	Less: Outstanding Advances under Revolving Facility				$0
24	Less: Cash Management Services				$0
25	Less: International Sublimit				$0

26	AVAILABLE FOR DRAW/NEED TO PAY				$0

If line #26 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize the bank to deduct any advance amounts directly from Borrower's account(s) at Western Alliance Bank in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Western Alliance Bank.

Date:
Prepared By:

Date:
Bank Reviewed: